Exhibit 10.2

AGREEMENT AND AMENDMENT NO. 2 TO THE SHARE PURCHASE AGREEMENT

AGREEMENT AND AMENDMENT NO. 2 TO THE SHARE PURCHASE AGREEMENT, dated as of 23 September , 2026 (this “Agreement and Amendment”), by and among (i) QUALITY INDUSTRIAL CORP., a Nevada corporation (the “Buyer”), (ii) AL SHOLA AL MODEA GAS DISTRIBUTION L.L.C, a United Arab Emirates company (the “Company”), and (iii) each of the individuals set forth on the signature page hereto (each, a “Shareholder” or a “Seller” and collectively, the “Shareholders” or the “Sellers”). Each of the Buyer, the Company and the Shareholders may be referred to in this Agreement and Amendment as a “Party,” or collectively as the “Parties.”

RECITALS

A. The Buyer and the Company entered into that certain Share Purchase Agreement, dated as of March 27, 2024 (the “Original Agreement”), pursuant to which the Buyer agreed to purchase, and the Shareholders agreed to sell, 153 of the 300 shares of the Company, constituting 51% of the outstanding equity interests of the Company.

B. The Buyer, the Company and the Shareholders entered into that certain Amendment Agreement in respect of the Share Purchase Agreement dated March 27, 2024, dated as of April 8, 2025 (the “First Amendment” and, together with the Original Agreement as amended thereby, the “Agreement”), which amended certain terms of the Original Agreement, including the purchase price payment schedule, working capital obligations and other provisions.

C. The closing of the transactions contemplated by the Original Agreement took place on March 27, 2024, and the Buyer acquired a 51% ownership interest in the Company.

D. The Parties desire to further amend the Agreement to, among other things, restructure the remaining purchase price obligations, delete certain working capital and financing obligations, resolve any actual or alleged defaults that may have arisen under the Agreement prior to the date hereof, and make certain other amendments, all as set forth in this Agreement and Amendment.

E. Concurrently with the execution and delivery of this Agreement and Amendment, Fusion Fuel Green PLC, an Irish public limited company (“Parent”), and the Buyer are entering into that certain Share Exchange Agreement, dated as of the date hereof (the “Share Exchange Agreement”), pursuant to which, among other things, Parent will issue to the Shareholders an aggregate of $2,000,000 of Class A ordinary shares of Parent with nominal value $0.0035 each (which shall equal 500,000 in aggregate, calculated by dividing $2,000,000 by a price per share of $4.00, subject to adjustment for any share consolidation, share split, share dividend, or any similar event) (the “Parent Shares”), in partial satisfaction of the remaining purchase price obligations under the Agreement as amended by this Agreement and Amendment, subject to the terms and conditions of the Share Exchange Agreement, and the Buyer will issue shares of its common stock to Parent as consideration therefor.

F. Section 9.05 of the Agreement provides that the Agreement may be amended only by a written instrument duly executed by the Parties.

G. The Parties desire to agree to certain additional terms and conditions in addition to the amendments to the Agreement provided for hereunder.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions.

(a) Defined Terms. Capitalized terms used but not defined in this Agreement and Amendment shall have the meanings assigned to such terms in the Agreement.

(b) Additional Definitions. As used in this Agreement and Amendment, the following terms shall have the following meanings:

(i) “Minimum Price” means the Minimum Price as defined in Rule 5635(d)(1)(A).

(ii) “Rule 5635(d)(1)(A)” means Nasdaq Listing Rule 5635(d)(1)(A), or any successor rule thereto.

(iii) “Securities Act” means the Securities Act of 1933, as amended.

2. Amendments.

(a) Section 1.02. Section 1.02 of the Agreement is hereby deleted in its entirety and replaced with the following:

“1.02 Purchase Price. The Parties have agreed to a purchase price (the “Purchase Price”) of $10,000,000 (Ten Million United States Dollars) for 51% of the outstanding equity interests of the Company.

(a) Amounts Previously Paid. The Shareholders acknowledge receipt of $1,020,000 in cash from the Buyer, which has been applied toward the Purchase Price.

(b) Parent Shares. Subject to Section 1.02(h) hereto and the other provisions in this Section 1.02(b), $2,000,000 of the Purchase Price shall be satisfied by the issuance of the Parent Shares, which shall equal 500,000 in aggregate (calculated by dividing $2,000,000 by a price per share of $4.00, subject to adjustment for any share consolidation, share split, share dividend, or any similar event) to the Shareholders pursuant to the Share Exchange Agreement, dated as of September, 2026, between the Parent and the Buyer, in the manner set forth in Section 1(a) thereto. Such issuance shall occur on the Closing Date (as defined by the Share Exchange Agreement) and only if the conditions under Section 5 thereto have been satisfied or waived in accordance with the terms and conditions thereof. For the avoidance of doubt, the portion of the Purchase Price described in this Section 1.02(b) shall not be deemed paid or satisfied unless and until the Parent Shares are actually issued or the Alternative Payment (as defined below) is made in accordance with Section 1.02(h). The Parent Shares shall be subject to the transfer restrictions set forth in Section 1.02(g).

(c) Buyer Payments – 2027. $6,000,000 of the Purchase Price shall be paid by the Buyer to the Shareholders on or before December 31, 2027 in any manner provided for under Section 1.02(e).

(d) Buyer Cash Payment. $980,000 of the Purchase Price shall be paid in cash by the Buyer to the Shareholders on or before December 31, 2027.

(e) Form of Payment. The amount payable by the Buyer pursuant to Section 1.02(c) ($6,000,000) may be paid in any form that the Buyer determines in its sole discretion, which may include, without limitation, cash, securities of the Buyer, securities of any affiliate of the Buyer, or securities of any other person, provided that if securities are the form of payment, such securities shall be listed on a securities exchange at the time that they are delivered. If the Buyer elects to satisfy any portion of such amounts by delivering or causing to be delivered securities listed on The Nasdaq Stock Market LLC (“Nasdaq”), the value of such securities shall be determined based on the Minimum Price calculated as if “the signing of the binding agreement” within the meaning of Rule 5635(d)(1)(A) occurred immediately after the close of trading on the last trading date prior to the time of the issuance, transfer or other means of delivery used of such securities to the respective Shareholder. If the Buyer elects to deliver securities listed on a securities exchange other than Nasdaq, the value of such securities shall be determined based on the last closing price of such securities on the principal trading market therefor as of the trading day immediately preceding the date of issuance, or if no closing price is available, the last reported sale price on such trading day.

(f) Allocation of Purchase Price Payments. All payments of the Purchase Price shall be allocated 40% to Sanjeeb Safir, 40% to Safir Ahammed and 20% to Mohamed Hilal Saeed Muroushad Almheiri, unless otherwise agreed in writing by the Shareholders.

(g) Transfer Restrictions. Any securities issued or delivered to the Shareholders pursuant to this Section 1.02 or pursuant to the Share Exchange Agreement (collectively, “Consideration Securities”) shall be subject to the following transfer restrictions:

(i) Lock-Up Period. For a period of six (6) months commencing on the date of issuance, transfer, or other means of delivery of any Consideration Securities (the “Lock-Up Period”), the Shareholders shall not, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, or otherwise dispose of or transfer any Consideration Securities or any interest therein, without the prior written consent of the Buyer.

(ii) Leak-Out Restriction. Following the expiration of the Lock-Up Period, each Shareholder (individually) shall not sell, on any trading day, more than three percent (3%) of the total daily trading volume of the applicable Consideration Securities on the principal securities exchange on which such securities are listed. For purposes of this limitation, sales by a Shareholder together with its affiliates, controlled entities, family members, and any transferees shall be aggregated.

(iii) Permitted Transfers. Notwithstanding the foregoing, a Shareholder may transfer Consideration Securities to an immediate family member or an entity controlled by such Shareholder for estate or tax planning purposes; provided that any such transferee agrees in writing to be bound by the same transfer restrictions applicable to the transferring Shareholder under this Section 1.02(g).

(iv) Rule 144 Restrictions. Notwithstanding the foregoing, Consideration Securities will be “restricted securities” within the meaning of paragraph (a)(3) of Rule 144 promulgated under the Securities Act.

(v) Effect of Registration. Any registration statement or other registration of the resale of any Consideration Securities shall not limit, waive, supersede or otherwise affect the lock-up, leak-out or other transfer restrictions set forth in this Section 1.02(g), which shall remain in full force and effect in accordance with their terms.

(h) Alternative Payment if Parent Shares Not Issued. If the Parent Shares have not been issued on or before December 31, 2026 (the “Outside Date”) because the closing under the Share Exchange Agreement has not occurred, then the Buyer shall, within ten (10) calendar days after the Outside Date, satisfy the portion of the Purchase Price described in Section 1.02(b) by paying $2,000,000 in cash, or delivering (or causing to be delivered) other securities valued in aggregate at $2,000,000 in the manner provided for in the second sentence or the third sentence of Section 1.02(e) as applicable (the “Alternative Payment”). Upon payment of the Alternative Payment, the Buyer shall be deemed to have satisfied the portion of the Purchase Price set forth in Section 1.02(b).

(b) Section 1.03. The heading “Working Capital Equity Line and Facilitation” and the text that begins “a. Within 90 days” and ends “bank guarantee.” contained in Section 1.03 of the Agreement is hereby deleted in its entirety and replaced with the following:

1.03 Working Capital Facilitation.

(a) Facilitation; scope. The Buyer shall use commercially reasonable efforts to facilitate the purchase by the Company of one additional LPG bobtail vehicle with approximately 18,000-liter capacity on or before December 31, 2026 (the “Bobtail Purchase”). “Facilitate” means to assist the Company, at the Company’s request, with identifying potential vendors, obtaining and comparing quotes, coordinating communications and negotiations on non-binding commercial terms, and coordinating logistics and documentation for the Bobtail Purchase. For the avoidance of doubt, the Buyer shall have no obligation to (i) provide or arrange any debt financing or credit facility, (ii) provide any equity line, credit line or bank guarantee, or (iii) advance or guarantee any amounts payable in connection with the Bobtail Purchase.

(b) Company responsibilities; approvals. The Company shall have sole responsibility for selecting the vendor and final terms of the Bobtail Purchase and shall provide all funds required for deposits, purchase price, taxes, duties, shipping, insurance, registration, and related costs. The Buyer shall not enter into any binding commitment on behalf of the Company, and the Buyer’s facilitation is conditioned on the Company’s timely provision of information, approvals, and funds reasonably requested by Buyer or the vendor.

(c) Delays; satisfaction. Buyer will be deemed to have satisfied its obligation to facilitate if the Buyer has (i) introduced one or more bona fide vendors reasonably capable of supplying a Bobtail Vehicle meeting the foregoing specifications, (ii) provided the Company with at least one written quote or term sheet (or similar written offer) for such vehicle, and (iii) reasonably cooperated with the Company’s efforts to complete the Bobtail Purchase. Any failure to complete the Bobtail Purchase by December 31, 2026 due to vendor availability, governmental or shipping delays, or the Company’s failure to timely approve terms or provide funds will extend the Buyer’s deadline for a reasonable period.

(c) Section 1.03(b). For the avoidance of doubt, any equity line, credit line or bank guarantee obligations formerly set forth in Section 1.03(b) of the First Amendment shall be of no further force or effect.

(d) Section 1.08. Section 1.08 of the Agreement is hereby deleted in its entirety and replaced with the following:

“1.08 Dividend Payments. The Company will make quarterly dividend distributions equal in aggregate to the Profits for the previous fiscal quarter to the Parties pro rata in accordance with their respective equity interests in the Company commencing from the third quarter of 2026, unless otherwise determined by the Company’s Board of Directors. ‘Profits’ means, for any fiscal quarter or fiscal year, the Company’s net income for such period, determined in accordance with International Financial Reporting Standards issued by the International Accounting Standards Board (‘IFRS’) (or, if the Company does not prepare IFRS financial statements, in accordance with the accounting principles, practices, and methodologies consistently applied by the Company), after giving effect to: (a) all operating expenses and overhead; (b) depreciation and amortization; (c) interest expense and taxes; (d) any required reserves and reasonable working-capital reserves established by the Company’s Board of Directors in good faith; and (e) any losses carried forward from prior periods; and excluding (x) unrealized gains and losses and other non-cash mark-to-market items and (y) extraordinary, unusual, or non-recurring items, in each case as determined by the Company’s Board of Directors in good faith and applied consistently.”

(e) Section 1.09. Section 1.09 of the Agreement is hereby deleted in its entirety and replaced with the following:

“1.09 Option to Buy Remaining Equity.

(a)	Each Shareholder hereby grants to the Buyer an irrevocable option (the “Call Option”), exercisable at any time on or prior to March 27, 2027, to purchase all or any portion of the shares of the Company held by such Shareholder at a price per share equal to the Original Agreement purchase price on a pro-rata basis (i.e., based on a total valuation of $10,000,000 for 51% of the Company). For the avoidance of doubt, such price shall be $65,359.48 per share, which shall be adjusted in the event of any stock split, reverse stock split, share dividend, or any similar event.

(b)	Payment for such Call Option exercise shall be in any form permitted to be used to pay the Purchase Price and valued in the same manner as provided in Section 1.02(e).

(c)	The Buyer may exercise the Call Option by delivering written notice (an “Exercise Notice”) to the applicable Shareholder(s) specifying the number of shares to be purchased. The closing of any purchase pursuant to the Call Option shall occur within thirty (30) days following delivery of the Exercise Notice.

(d)	The Call Option may be exercised by the Buyer in its sole discretion. No conditions to exercise shall apply other than the delivery of the Exercise Notice and payment of the applicable purchase price. The Call Option shall survive any change in the Buyer’s direct or indirect ownership.

(f) Section 1.10. Section 1.10 of the Agreement is hereby deleted in its entirety and replaced with the following:

“1.10 Cost Sharing. Effective from the third quarter of 2026, the Company’s Board of Directors may determine that certain costs, including audit fees and administrative expenses, paid by the Buyer for the Company will be shared between the Company and the Buyer.”

(g) Section 1.11. The Agreement is hereby amended by inserting the following after Section 1.10 thereof:

“1.11 Right of First Refusal.

(a)	Offer to Buyer. If any Shareholder (a “Transferring Shareholder”) proposes to transfer any shares of the Company to any person other than the Buyer or another Shareholder (a “Third-Party Transferee”), the Transferring Shareholder shall first deliver written notice (a “Transfer Notice”) to the Buyer setting forth the number of shares proposed to be transferred, the identity of the proposed Third-Party Transferee, and the material terms and conditions of the proposed transfer (including price and form of consideration).

(b)	Buyer’s Right. The Buyer shall have thirty (30) days following receipt of a Transfer Notice to elect to purchase all or any portion of the shares specified in the Transfer Notice on the same terms and conditions set forth therein, by delivering written notice of such election to the Transferring Shareholder within such thirty (30)-day period.

(c)	Transfer to Third Party. If the Buyer does not elect to purchase all of the shares within the thirty (30)-day period described in Section 1.11(b), the Transferring Shareholder may, within ninety (90) days following the expiration of such period, transfer the remaining shares to the Third-Party Transferee identified in the Transfer Notice on terms no less favorable to the Transferring Shareholder than those set forth in the Transfer Notice. If such transfer is not completed within such ninety (90)-day period, the right of first refusal set forth in this Section 1.11 shall apply again to any subsequent proposed transfer.

(d)	Buyer Protections. Any Third-Party Transferee that acquires shares pursuant to this Section 1.11 shall, as a condition to such transfer, agree in writing to be bound by the terms and conditions of this Agreement, including, without limitation, this Section 1.11. No transfer of shares by a Shareholder shall be effective unless made in compliance with this Section 1.11.

(h) Section 7.01. Section 7.01 of the Agreement is hereby amended to replace the text “two years” each place it appears with the text “four (4) years”.

(i) Section 8.01(d). Section 8.01(d) of the Agreement is hereby deleted in its entirety and replaced with the following:

“[Reserved.]”

(j) For the avoidance of doubt, The Parties acknowledge and agree that neither the Buyer nor any of its affiliates shall have any obligation to arrange debt financing or any credit facility for the benefit of the Company or any of the Shareholders, including any formerly set forth in Section 8.01(d) of the Agreement, and any such obligation shall be of no further force or effect.

(k) Section 9.04. The following sentence is hereby added to the end of Section 9.04 of the Agreement:

“Notwithstanding the foregoing, the restrictions in this Section 9.04 shall not prohibit (i) the transfer of shares of the Company by a Shareholder to another Shareholder or to the Buyer pursuant to Section 1.09 or Section 1.11, or (ii) any other transfer expressly contemplated by this Agreement.”

(l) Section 9.13. Section 9.13 of the Agreement is hereby deleted in its entirety and replaced with the following:

“9.13 Dispute Resolution; Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be finally settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules then in effect. The arbitration shall be conducted by a panel of three (3) arbitrators. The place of arbitration shall be New York, New York. The language of the arbitration shall be English. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Each Party shall bear its own costs and expenses in connection with such arbitration, unless the arbitrators determine otherwise.

(m) Section 9.15. Section 9.15 of the Agreement is hereby deleted in its entirety and replaced with the following:

9.15 Governing Law. This Agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this Agreement or its subject matter or formation shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than those of the State of New York.

(n) Section 9.16. The Agreement is amended by inserting the following after Section 9.15 of the Agreement (as amended by this Agreement and Amendment):

9.16 Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.”

3. Representations and Warranties of the Shareholders.

Each of the Shareholders hereby severally (and not jointly) represents and warrants to the Buyer and to Parent (as a third-party beneficiary) with respect to itself, as of the date of this Agreement and Amendment, as follows:

(a) Power and Authority. The Shareholder has the legal power and authority to execute and deliver this Agreement and Amendment and to perform the Shareholder’s obligations hereunder. All acts required to be taken by the Shareholder to enter into this Agreement and Amendment and to carry out the transactions contemplated hereby have been properly taken. This Agreement and Amendment constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with the Shareholder’s terms.

(b) No Conflicts. The execution and delivery of this Agreement and Amendment by the Shareholder and the performance by the Shareholder of the Shareholder’s obligations hereunder in accordance with the terms hereof: (i) will not require the consent of any third party or any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, under any statute, law, ordinance, rule, regulation, order, writ, injunction, judgment, or decree; (ii) will not violate any laws applicable to the Shareholder; and (iii) will not violate or breach any contractual obligation to which the Shareholder is a party.

(c) Litigation. There is no pending proceeding against the Shareholder that involves the shares of the Company held by such Shareholder or any Consideration Securities, or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, the transactions contemplated by this Agreement and Amendment or the Share Exchange Agreement, and, to the knowledge of the Shareholder, no such proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such proceeding.

(d) Investment Intent. The Shareholder is acquiring the Consideration Securities for investment for the Shareholder’s own account and not with a view to the resale or distribution of any part thereof, and the Shareholder has no present intention of selling or otherwise distributing the Consideration Securities, except in compliance with applicable securities laws.

(e) Sophistication. The Shareholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Consideration Securities and has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Consideration Securities.

(f) Non-Registration. The Shareholder understands that the Consideration Securities have not been, and may not be, registered under the Securities Act and, if issued in accordance with this Agreement and Amendment or the Share Exchange Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Shareholder’s representations as expressed herein.

(g) Restricted Securities. The Shareholder understands that the Consideration Securities are characterized as “restricted securities” under the Securities Act inasmuch as this Agreement and Amendment and the Share Exchange Agreement contemplate that, if acquired by the Shareholder pursuant hereto or thereto, the Consideration Securities would be acquired in transactions not involving a public offering. The Shareholder further acknowledges that the Consideration Securities may not be resold without registration under the Securities Act or the existence of an exemption therefrom. The Shareholder represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(h) Legends. The Shareholder understands that the Consideration Securities, whether certificated or in book-entry form, will bear a legend substantially similar to the following:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE ISSUER AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE ISSUER, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.”

Additionally, the Consideration Securities will bear (i) any legend required by the “blue sky” laws of any state or the laws of any other jurisdiction to the extent such laws are applicable to the securities so legended, and (ii) a legend reflecting the lock-up and leak-out restrictions set forth in Section 1.02(g) of the Agreement, as amended hereby.

(i) Investment Representations. The Consideration Securities are being acquired by the Shareholder for the Shareholder’s account, for investment purposes and not with a view to the sale or distribution of all or any part of the Consideration Securities, nor with any present intention to sell or in any way distribute the same, as those terms are used in the Securities Act and the rules and regulations promulgated thereunder. The Shareholder has sufficient knowledge and experience in financial matters so as to be capable of evaluating the merits and risks of an investment in the Consideration Securities. The Shareholder has reviewed copies of such documents and other information as the Shareholder has deemed necessary in order to make an informed investment decision with respect to the Shareholder’s acquisition of the Consideration Securities. The Shareholder understands that the Consideration Securities may not be sold, transferred or otherwise disposed of without registration under the Securities Act or the availability of an exemption therefrom, and that in the absence of an effective registration statement covering the Consideration Securities or an available exemption from registration under the Securities Act, the Consideration Securities must be held indefinitely. Further, the Shareholder understands and has the financial capability of assuming the economic risk of an investment in the Consideration Securities for an indefinite period of time. The Shareholder has been advised by the Buyer that the Shareholder will not be able to dispose of the Consideration Securities, or any interest therein, without first complying with the relevant provisions of the Securities Act and any applicable state securities laws. The Shareholder understands that the provisions of Rule 144 promulgated under the Securities Act, permitting the routine sales of the securities of certain issuers subject to the terms and conditions thereof, are not currently, and may not hereafter be, available with respect to the Consideration Securities. The Shareholder acknowledges that neither the Buyer nor Parent is under any obligation to register the Consideration Securities or to furnish any information or take any other action to assist the Shareholder in complying with the terms and conditions of any exemption which might be available under the Securities Act or any state securities laws with respect to sales of the Consideration Securities in the future.

(j) Accredited Investor Status. The Shareholder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(k) Non-United States Person. The Shareholder is not a “U.S. Person,” as such term is defined in Regulation S promulgated under the Securities Act, and the Shareholder hereby represents that it has satisfied itself as to the full observance of the laws of the Shareholder’s jurisdiction in connection with any invitation to subscribe for the Consideration Securities or any use of this Agreement and Amendment, including (i) the legal requirements within the Shareholder’s jurisdiction for the acquisition of the Consideration Securities, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the acquisition, holding, redemption, sale, or transfer of the Consideration Securities. The Shareholder’s acquisition and continued beneficial ownership of the Consideration Securities will not violate any applicable securities or other laws of the Shareholder’s jurisdiction.

(l) Further Documentation. The Shareholder shall, upon request by the Buyer or Parent, provide any additional certificates, representations or other documentation required to establish an exemption from applicable securities legislation in connection with any issuance of Consideration Securities.

4. Cooperation with Respect to Share Exchange Agreement.

(a) Cooperation Covenant. Each Shareholder hereby covenants and agrees that it shall cooperate fully and in a timely manner with Parent, the Buyer and their respective agents and representatives in connection with the closing of the transactions contemplated by the Share Exchange Agreement, including, without limitation, executing and delivering (i) accredited investor questionnaires, (ii) anti-money laundering (AML) and know-your-customer (KYC) documentation, and (iii) any other documents, instruments or information reasonably requested by Parent or the Buyer in order to consummate the transactions contemplated by the Share Exchange Agreement.

(b) Condition to Buyer’s Obligations. The obligation of the Buyer to make the payments described in Sections 1.02(b), 1.02(c) and 1.02(d) of the Agreement, as amended by this Agreement and Amendment, shall be conditioned upon (i) the Shareholders having complied in all material respects with their obligations under Section 4(a) of this Agreement and Amendment, and (ii) either (A) the closing of the transactions contemplated by the Share Exchange Agreement having occurred or (B) the Buyer having made the Alternative Payment in accordance with Section 1.02(h).

(c) Certain Transactions and Confidentiality. Each of the Shareholders represents, warrants, and covenants that neither such Shareholder nor any affiliate has executed, nor shall such Shareholder execute, any purchases, sales, including short sales, or any other transactions having the purpose or effect of the transfer of any economic or voting rights with respect to of any of the Buyer’s or Parent’s securities during the period commencing with the negotiations of this Agreement and Amendment and ending at such time that the transactions contemplated by this Agreement and Amendment are first publicly disclosed pursuant to a Report on Form 6-K furnished with the U.S. Securities and Exchange Commission (the “SEC”) by Parent (the “Form 6-K”). Each of the Shareholders covenants that until such time as the transactions contemplated by this Agreement and Amendment are publicly disclosed by Parent pursuant to the Form 6-K, such Shareholder will maintain the confidentiality of the existence and terms of this transaction and the information included herein.

(d) Representations and Warranties. Each Shareholder shall promptly notify the Buyer and Parent in writing if, at any time before the issuance of any Consideration Securities to such Shareholder, any representation or warranty made by such Shareholder hereunder becomes untrue, inaccurate, or incomplete in any material respect. As a condition to the issuance of any Consideration Securities, the Buyer and Parent may require such Shareholder to deliver a certificate confirming that such representations and warranties remain true and correct in all material respects as of the date of issuance or identifying any changes thereto. The Buyer and Parent may delay or decline any issuance of Consideration Securities to such Shareholder until any such change has been reviewed and resolved to the Buyer’s and Parent’s reasonable satisfaction.

5. Waiver and Release; Acknowledgment of Full Satisfaction.

(a) Acknowledgment. The Parties acknowledge that, prior to the date of this Agreement and Amendment, certain defaults or breaches may have arisen or been alleged to have arisen under the Agreement, including, without limitation, with respect to the timing, amount or form of payments required under Section 1.02 of the Agreement, the working capital and vehicle facilitation obligations under Section 1.03 of the Agreement, and the debt financing obligations under Section 8.01(d) of the Agreement.

(b) Mutual Waiver and Release. Effective upon the execution of this Agreement and Amendment, each Party, on behalf of itself and its respective affiliates, parents, subsidiaries, shareholders, stockholders, officers, directors, heirs, successors, assigns, agents and representatives (individually, a “Releasing Party” and collectively, the “Releasing Parties”), hereby irrevocably and unconditionally waives, releases and forever discharges each other Party and its respective affiliates, parents, subsidiaries, shareholders, stockholders, officers, directors, heirs, successors, assigns, agents and representatives (individually, a “Released Party” and collectively, the “Released Parties”) from any and all claims, demands, actions, causes of action, suits, damages, losses, liabilities, costs, expenses and obligations of every kind and nature whatsoever, whether known or unknown, suspected or unsuspected, fixed or contingent, liquidated or unliquidated, matured or unmatured, at law or in equity, that any Releasing Party now has, has ever had, or may hereafter have (regardless of when such claim is discovered or asserted) against any Released Party arising out of, relating to, or in connection with (i) any actual or alleged default, breach, failure to perform, or non-compliance under the Agreement (including the Original Agreement and the First Amendment, collectively, the “Predecessor Agreements”), (ii) the entry into, execution, delivery, or performance of the Predecessor Agreements or this Agreement and Amendment or the Share Exchange Agreement, (iii) that certain Stock Purchase Agreement, dated as of November 18, 2024, by and among the Buyer, Parent, Ilustrato Pictures International Inc., and the other sellers party thereto (the “QIND-Parent SPA”), including without limitation any and all representations, warranties, covenants, agreements or obligations set forth therein (including Sections 6.01 and 6.02 thereof and Article IX thereof) with respect to (and only with respect to) each Party’s entry into, execution, delivery, or performance hereunder or under the Predecessor Agreements or under the Share Exchange Agreement, or any actual or alleged default, breach, or failure to perform under the QIND-Parent SPA as a result of the entry into, execution, delivery, or performance hereunder or under the Predecessor Agreements or under the Share Exchange Agreement, or (iv) any other act, omission, event, or circumstance occurring or allegedly occurring at any time on or prior to the date of this Agreement and Amendment and relating to this Agreement and Amendment, any Predecessor Agreement, the Share Exchange Agreement, or the transactions contemplated thereby. The foregoing release extends to claims that may hereafter arise or be discovered by any Releasing Party, and each Releasing Party expressly acknowledges that it may hereafter discover facts in addition to or different from those that it now knows or believes to be true with respect to the subject matter of this release, and agrees that this release shall remain in full force and effect notwithstanding the existence or discovery of any such additional or different facts. Without limiting the generality of the foregoing, each of the Shareholders hereby waives any and all rights, claims or remedies (whether arising under Section 9.01, 9.11, 9.12, 9.13, 9.15, or any other provision of any of the Predecessor Agreements, or Article IX and particularly Section 9.01, 9.02, 9.04, 9.07, or Section 10.05, 10.15 or 10.16 or any other provision of the QIND-Parent SPA, or under applicable law) with respect to any such actual or alleged prior default, breach, non-compliance, or other released matter described in this Section 5(b). Each Party hereby covenants and agrees that it shall not, and shall cause its affiliates not to, commence, institute, maintain, or prosecute any action, suit, or proceeding against any Released Party with respect to any claim released pursuant to this Section 5(b).

(c) Full Satisfaction. The Shareholders hereby acknowledge and agree that the restructured Purchase Price set forth in Section 1.02 of the Agreement (as amended by this Agreement and Amendment), including the issuance of the Parent Shares under the Share Exchange Agreement or, if applicable, the Alternative Payment, the revised payment schedule, and the deletion of the equity line, credit line and debt financing obligations, collectively constitute full and complete satisfaction of all obligations of the Buyer under the Agreement arising at any time prior to the date of this Agreement and Amendment. From and after the date of this Agreement and Amendment, the sole obligations of the Buyer with respect to the Purchase Price and related matters shall be those set forth in the Agreement as amended by this Agreement and Amendment.

(d) Scope. The waiver and release set forth in this Section 5 is a full and complete waiver and release and shall be broadly construed. Each Releasing Party acknowledges that it may hereafter discover facts different from or in addition to those which it now knows or believes to be true with respect to the subject matter of this release, and agrees that the foregoing release shall remain in full force and effect notwithstanding any such discovery; provided, however, that nothing in this Section 5 shall be deemed to release any Party from (i) its obligations under this Agreement and Amendment or under the Agreement as amended by this Agreement and Amendment, (ii) its obligations under the Share Exchange Agreement (if any), or (iii) any claim based on fraud.

6. Indemnification.

(a) Survival. The representations and warranties contained in Section 3 of this Agreement and Amendment shall survive for a period of eighteen (18) months following the date of this Agreement and Amendment, except for the representations and warranties contained in Sections 3(a) and 3(b) (the “Fundamental Representations”), which shall survive until the expiration of the applicable statute of limitations; provided, however, that such survival periods shall not apply to claims involving fraud, willful misconduct or intentional misrepresentation.

(b) Indemnification by the Company and the Shareholders. Subject to the limitations set forth in this Section 6, the Company and each of the Shareholders (severally and not jointly as among the Shareholders, but jointly with the Company) shall indemnify, defend and hold harmless the Buyer and its affiliates, directors, officers, employees, agents, successors and assigns from and against any and all losses, damages, liabilities, claims, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Damages”) arising out of, relating to or resulting from (i) any breach or inaccuracy of any representation or warranty of the Company or any Shareholder contained in this Agreement and Amendment, or (ii) any breach of any covenant or agreement of the Company or any Shareholder contained in this Agreement and Amendment or the Agreement as amended by this Agreement and Amendment.

(c) Indemnification by the Buyer. Subject to the limitations set forth in this Section 6, the Buyer shall indemnify, defend and hold harmless the Company, the Shareholders and their respective affiliates, directors, officers, employees, agents, successors and assigns from and against any and all Damages arising out of, relating to or resulting from (i) any breach or inaccuracy of any representation or warranty of the Buyer contained in this Agreement and Amendment, or (ii) any breach of any covenant or agreement of the Buyer contained in this Agreement and Amendment or the Agreement as amended by this Agreement and Amendment.

(d) Indemnification Procedures.

(i) Notice of Claim. Upon obtaining knowledge of any claim or demand that has given rise to a claim for indemnification under this Section 6, the indemnified party (the “Indemnified Party”) shall give written notice of such claim to the indemnifying party (the “Indemnifying Party”) specifying in reasonable detail such information as the Indemnified Party may have with respect to such claim; provided, however, that no failure or delay by the Indemnified Party in giving such notice shall reduce or otherwise affect the obligation of the Indemnifying Party unless and to the extent the Indemnifying Party is thereby actually prejudiced.

(ii) Third Party Claims. If any lawsuit or other action is filed or instituted against any Indemnified Party with respect to a matter subject to indemnification hereunder (a “Third Party Claim”), notice thereof shall be given to the Indemnifying Party as promptly as practicable (and in any event within 15 calendar days after service of the citation or summons). After receipt of such notice, the Indemnifying Party shall be entitled, if it so elects, (A) to take control of the defense and investigation of such Third Party Claim, (B) to employ and engage attorneys of its own choice to handle and defend the Third Party Claim, at the Indemnifying Party’s cost, risk and expense, and (C) to compromise or settle such Third Party Claim; provided, however, that such Third Party Claim shall not be compromised or settled without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed.

(iii) Cooperation. The Indemnified Party shall, and shall cause its affiliates to, cooperate in all reasonable respects with the Indemnifying Party in the investigation, trial and defense of any Third Party Claim.

(e) Limitations on Indemnification. Notwithstanding anything to the contrary in this Agreement and Amendment:

(i) The aggregate liability of any Indemnifying Party for Damages under this Section 6 (other than with respect to Fundamental Representations or claims involving fraud, willful misconduct or intentional misrepresentation) shall not exceed $8,980,000.

(ii) No Indemnifying Party shall be liable for Damages under Section 6(b)(i) or Section 6(c)(i) (other than with respect to Fundamental Representations or claims involving fraud, willful misconduct or intentional misrepresentation) unless and until the aggregate amount of Damages exceeds $50,000 (the “Basket”), in which case the Indemnifying Party shall be liable for all Damages in excess of the Basket.

(iii) Notwithstanding the foregoing, the limitations set forth in this Section 6(e) shall not apply with respect to claims based upon fraud, willful misconduct or intentional misrepresentation.

(f) Exclusive Remedy. From and after the date of the closing of the transaction contemplated by the Agreement, as amended by this Agreement and Amendment, except in the case of fraud, willful misconduct or intentional misrepresentation, the indemnification provided in this Section 6 shall be the sole and exclusive remedy of the Parties for Damages arising out of or relating to the Agreement, as amended by this Agreement and Amendment.

7. Miscellaneous.

(a) Effect of Amendment; Full Force and Effect. This Agreement and Amendment shall form a part of the Agreement for all purposes, and each Party shall be bound hereby, and this Agreement and Amendment and the Agreement shall be read and interpreted as one combined instrument. From and after the date of this Agreement and Amendment, each reference in the Agreement to “this Agreement,” “hereof,” “hereunder,” “herein,” “hereby” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Agreement and Amendment, except that each reference to “the date of this Agreement” or words of like import in the Agreement, to the extent such references or words are not otherwise amended by this Agreement and Amendment, shall be understood to mean March 27, 2024. Except as expressly amended or otherwise provided herein, each and every term, condition, warranty and provision of the Agreement shall remain in full force and effect, and each is hereby ratified, confirmed and approved by the Parties.

(b) Counterparts; Electronic Execution. This Agreement and Amendment may be executed in any number of counterparts, each of which when so executed shall constitute an original instrument, and all such counterparts shall together constitute the same agreement. The exchange of copies of this Agreement and Amendment and signature pages by email in .pdf or .tif format (including any electronic signature complying with the U.S. ESIGN Act of 2000) shall constitute effective execution and delivery of this Agreement and Amendment as to the Parties and may be used in lieu of the original Amendment for all purposes.

(c) Expenses. Each Party hereto agrees to pay its own costs and expenses incurred in connection with the negotiation, execution and delivery of this Agreement and Amendment and the consummation of the transactions contemplated hereby.

(d) Severability. If any provision or part-provision of this Agreement and Amendment is or becomes invalid, illegal or unenforceable, it shall be deemed deleted, but that shall not affect the validity and enforceability of the rest of this Agreement and Amendment or the Agreement.

(e) Headings. The headings in this Agreement and Amendment are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement and Amendment.

(f) Further Assurances. Each of the Parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions of this Agreement and Amendment and the transactions contemplated hereby.

(g) No Third-Party Beneficiaries. Except as expressly set forth herein, this Agreement and Amendment shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any person, other than the Parties and their respective successors and permitted assigns, any legal or equitable right, benefit or remedy of any nature whatsoever; provided, however, that Parent is an intended third-party beneficiary of Section 3 such that such representations and warranties may be relied upon by Parent as if it were a party to this Agreement, and of Section 4 to the extent relating to the Shareholders’ cooperation obligations.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement and Amendment to be duly executed and delivered as of the date first set forth above.

BUYER:

QUALITY INDUSTRIAL CORP.

By:	/s/ Carsten Kjems Falk
Name:	Carsten Kjems Falk
Title:	Chief Executive Officer

COMPANY:

AL SHOLA AL MODEA GAS DISTRIBUTION L.L.C

By:	/s/ Sanjeeb Safir
Name:	Sanjeeb Safir
Title:	Managing Director

SHAREHOLDERS:

/s/ Sanjeeb Safir
Sanjeeb Safir

/s/ Safir Ahammed
Safir Ahammed

/s/ Mohamed Hilal Saeed Muroushad Almheiri
Mohamed Hilal Saeed Muroushad Almheiri